Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Shell Company Report of Lanvin Group Holdings Limited on Form 20-F of our report dated March 30, 2022, relating to the financial statements of Primavera Capital Acquisition Corporation, contained in the registration statement on Amendment No. 5 to Form F-4 (File No. 333-266095). We also consent to the reference to our firm under the caption “Statement by Experts” in the Shell Company Report on Form 20-F.

/s/ WithumSmith+Brown, PC

New York, New York
December 20, 2022